Exhibit 23.2

                   [LETTERHEAD OF LBB & ASSOCIATES LTD., LLP]



         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated December 3, 2013, relating to the financial statements of Asiya Pearls, Inc., in the Registration Statement of Asiya Pearls, Inc. Form S-l to be filed with the commission on or about December 10, 2013, which appears in such Registration Statement. We also consent to the reference to us under the heading "Interest of Named Experts And Counsel" in this registration statement.


/s/ LBB & Associates Ltd., LLP
--------------------------------------
LBB & Associates Ltd., LLP

Houston, Texas
December 11, 2013



               10260 Westheimer Road, Suite 310 Houston, TX 77042
                    Phone: (713) 800-4343 Fax: (713)456-2408